Exhibit 10.72

Capital Inter-banking Lending Contract

Party A (Offering Party): Hebei Yinlong New Energy Co., Ltd.

Address: ____________________________________________

Party B (Offered Party): Northern Altair Nanotechnologies Co., Ltd.

Address: North of Dongzhuchang Village, Wu'an Town, Wu'an City, Hebei Province

In order to regulate the fund surplus and deficiency, based on principles of equality and voluntariness, honesty and credibility, through consensus, Party A and Party B enter into this Contract and promise to abide by it jointly.

I. Provisional amount of inter-banking fund between Party A and Party B is: RMB 200,000,000.00, (in capital) RMB Two Hundred Million Only. In principle, the shortest term of inter-banking lending period is 7 days; the longest term is no more than 12 months. It could be reused within the limit range.

II. Each inter-banking lending, Party A and Party B shall arrange the specific inter-lending amount, inter-banking lending time according to the financial resource transfer table approved by both parties and the transferring bill from the bank, and the separately signed Loan Contract and Loan Receipt are not needed.

III. Inter-banking lending interest: Monthly interest of inter-banking lending is 0%, which is collected by month and it is paid off when the principal is done.

IV. Inter-banking lending term:

The inter-banking lending term under the agreement is 12 months, from January 1, 2015 to December 31, 2015.

V. Both parties involved in the inter-banking lending shall abide by credibility and stick up for each party's reputation. Offered Party shall repay principal and interest on schedule and shall not occupy to use it for any reason. Offered Party fails to remit the repayment to the account appointed by Offering Party pursuant to agreed repayment time, it shall be regarded as overdue.

VI. The capital borrowed from Offered Party, whose risk shall be totally assumed by Offered Party and Offering Party has no right to interfere with the capital operation.

VII. Otherwise, there has statutory stipulation or agreement, either Party from Party A or Party B shall be approved by the other Party, if it needs to change some clause under this Contract, then both parties conclude a written agreement.

Within the term stipulated under the Loan Contract, if it encounters market inter-banking lending price adjustment, the relevant content under the Loan Contract shall not be adjusted.

VIII. Contract dispute settlement: Dispute incurred during performance of this Contract shall be settled through amicable negotiation, or mediated by a third party. In the case of settlement failure through negotiation or mediation, then a lawsuit may be filed to the local people's court where Party A is located by law.

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IX. This Contract shall be effective since the date of being signed by parties. This Contract is in duplicate, one for each party respectively with the same legal effect.

Party A (signature and seal): Zhuhai Yinlong New Energy Co., Ltd. (seal)	Party B (signature and seal): Northern Altair Nanotechnologies Co., Ltd. (Sealed)
Legal (authorized) representative(s)	Legal (authorized) representative(s)
Signing date: MM/DD/YYYY	Signing date: MM/DD/YYYY

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